Exhibit 10.1

Execution Copy

$300,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

among

PG&E CORPORATION,
as Borrower,

The Several Lenders from Time to Time Parties Hereto,

BANK OF AMERICA, N.A.,
as Administrative Agent,

CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Documentation Agent

Dated as of April 27, 2015

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES LLC
as Joint Lead Arrangers and
Joint Bookrunners

TABLE OF CONTENTS

Page

SECTION 1.	DEFINITIONS	1
1.1	Defined Terms	1
1.2	Other Definitional Provisions and Interpretative Provisions	19

SECTION 2.	AMOUNT AND TERMS OF COMMITMENTS	20
2.1	Commitments	20
2.2	Procedure for Revolving Loan Borrowing	20
2.3	Commitment Increases	21
2.4	Swingline Commitment	22
2.5	Procedure for Swingline Borrowing; Refunding of Swingline Loans	23
2.6	Facility Fees, Etc.	24
2.7	Termination or Reduction of Commitments; Extension of Termination Date	24
2.8	Optional Prepayments	27
2.9	Conversion and Continuation Options	27
2.10	Limitations on Eurodollar Tranches	28
2.11	Interest Rates and Payment Dates	28
2.12	Computation of Interest and Fees	28
2.13	Inability to Determine Interest Rate	29
2.14	Pro Rata Treatment and Payments; Notes	29
2.15	Change of Law	31
2.16	Taxes	32
2.17	Indemnity	37
2.18	Change of Lending Office	37
2.19	Replacement of Lenders	37
2.20	Defaulting Lenders	38

SECTION 3.	LETTERS OF CREDIT	40
3.1	L/C Commitment	40
3.2	Procedure for Issuance of Letters of Credit	41
3.3	Fees and Other Charges	42
3.4	L/C Participations	42
3.5	Reimbursement Obligation of the Borrower	43
3.6	Obligations Absolute	44
3.7	Letter of Credit Payments	44
3.8	Applications	45
3.9	Actions of Issuing Lenders	45
3.10	Borrower’s Indemnification	45
3.11	Lenders’ Indemnification	46

SECTION 4.	REPRESENTATIONS AND WARRANTIES	46
4.1	Financial Condition	46
4.2	No Change	46
4.3	Existence; Compliance with Law	46
4.4	Power; Authorization; Enforceable Obligations	47
4.5	No Legal Bar	47
4.6	Litigation	47
4.7	No Default	47
4.8	Taxes	48
4.9	Federal Regulations	48
4.10	ERISA	48
4.11	Investment Company Act; Other Regulations	49
4.12	Use of Proceeds	49
4.13	Environmental Matters	49
4.14	Regulatory Matters	49
4.15	Sanctions	49

SECTION 5.	CONDITIONS PRECEDENT	49
5.1	Conditions to the Effective Date	49
5.2	Conditions to Each Credit Event	50

SECTION 6.	AFFIRMATIVE COVENANTS	51
6.1	Financial Statements	51
6.2	Certificates; Other Information	52
6.3	Payment of Taxes	52
6.4	Maintenance of Existence; Compliance	52
6.5	Maintenance of Property; Insurance	53
6.6	Inspection of Property; Books and Records; Discussions	53
6.7	Notices	53
6.8	Maintenance of Licenses, etc.	54

SECTION 7.	NEGATIVE COVENANTS	54
7.1	Consolidated Capitalization Ratio	54
7.2	Liens	54
7.3	Fundamental Changes	55
7.4	Ownership of PG&E Utility Common Stock	56

SECTION 8.	EVENTS OF DEFAULT	56

SECTION 9.	THE AGENTS	59
9.1	Appointment and Authority	59
9.2	Delegation of Duties	59
9.3	Exculpatory Provisions	59
9.4	Reliance by Administrative Agent	60
9.5	Notice of Default	60
9.6	Non-Reliance on Agents and Other Lenders	61
9.7	Indemnification	61
9.8	Agent in Its Individual Capacity	61
9.9	Successor Administrative Agent	62
9.10	Documentation Agent and Syndication Agents	63
9.11	Administrative Agent May File Proofs of Claim	63

SECTION 10.	MISCELLANEOUS	64
10.1	Amendments and Waivers	64
10.2	Notices	66
10.3	No Waiver; Cumulative Remedies	68
10.4	Survival of Representations and Warranties	68
10.5	Payment of Expenses and Taxes	68
10.6	Successors and Assigns; Participations and Assignments	69
10.7	Adjustments; Set off	73
10.8	Counterparts	74
10.9	Severability	74
10.10	Integration	74
10.11	GOVERNING LAW	74
10.12	Submission To Jurisdiction; Waivers	75
10.13	Acknowledgments	75
10.14	Confidentiality	75
10.15	WAIVERS OF JURY TRIAL	76
10.16	USA Patriot Act	76
10.17	Judicial Reference	76
10.18	No Advisory or Fiduciary Responsibility	76
10.18	Amendment and Restatement	77

SCHEDULES:

1.1A	Commitments

EXHIBITS:

A	Form of New Lender Supplement
B	Form of Commitment Increase Supplement
C	Form of Compliance Certificate
D	Form of Closing Certificate
E	Form of Assignment and Assumption
F	Form of Legal Opinion of Orrick, Herrington & Sutcliffe LLP
G	Forms of U.S. Tax Compliance Certificates
H	Form of Note

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of April 27, 2015, among PG&E CORPORATION, a California corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, CITIGROUP GLOBAL MARKETS INC., J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES LLC, as joint lead arrangers and joint bookrunners (together and in such capacities, the “Arrangers”), CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A., as co-syndication agents (in such capacity, the “Syndication Agents”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as documentation agent (the “Documentation Agent”), and BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with any successor thereto, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent, the Arrangers, RBS Securities Inc., the Syndication Agents, the Documentation Agent, The Royal Bank of Scotland plc and the other banks and financial institutions party thereto have previously entered into that certain Amended and Restated Credit Agreement, dated as of April 1, 2013 (the “Existing Credit Agreement”), whereby certain credit facilities were made available to the Borrower upon the terms and conditions set forth therein; and

WHEREAS, the Borrower, the Administrative Agent and the Lenders wish to amend and restate the Existing Credit Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, IT IS AGREED THAT the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms.  As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABR”:  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Base Rate for Eurodollar Loans with a one-month Interest Period commencing on such day plus the Applicable Margin for Eurodollar Loans.  For purposes hereof, “Base Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its base rate in effect at its principal office in New York City (the Base Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).  Any change in the ABR due to a change in the Base Rate, the Federal Funds Effective Rate or the Eurodollar Base Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Effective Rate or the Eurodollar Base Rate, respectively.

“ABR Loans”:  Loans the rate of interest applicable to which is based upon the ABR.

“Act”:  as defined in Section 10.16.

“Administrative Agent”:  as defined in the preamble hereto.

“Affiliate”:  with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents”:  the collective reference to the Syndication Agents, the Documentation Agent and the Administrative Agent.

“Agreement”:  as defined in the preamble hereto.

“Applicable Margin”:  for any day, the applicable rate per annum set forth under the relevant column heading below, based upon the Applicable Ratings then in effect:

Level	Applicable Rating S&P/Moody’s	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar Loans
1	Higher than A-/A3	0.000%	0.900%
2	A-/A3	0.000%	1.000%
3	BBB+/Baa1	0.075%	1.075%
4	BBB/Baa2	0.275%	1.275%
5	Lower than BBB/Baa2	0.475%	1.475%

Subject to the provisions of this paragraph regarding split ratings, changes in the Applicable Margins shall become effective on the date on which S&P and/or Moody’s changes its relevant Applicable Rating.  In the event the Applicable Ratings of S&P and Moody’s are in different levels set forth in the grid above, the higher of the two Applicable Ratings (i.e., the Applicable Rating set forth in the grid above opposite the lower numerical level number) shall govern.  In the event that, at any time, an Applicable Rating is not available from one of such rating agencies, the Applicable Margins shall be determined on the basis of the Applicable Rating from the other rating agency.  In the event that, at any time, Applicable Ratings from each such rating agency are not available for companies generally, the Applicable Margins shall be determined on the basis of the last Applicable Rating(s) made available.  In the event that, at any time, such Applicable Ratings are not available for the Borrower or PG&E Utility but are generally available for other companies, then the Applicable Margins shall be those set forth above opposite level 5.

“Applicable Rating”:  for the purpose of determining the Applicable Margin and the Facility Fee Rate, (a) as long as either Moody’s or S&P assigns a Rating, the Applicable Rating shall be the Rating assigned by Moody’s and/or S&P or (b) if neither Moody’s or S&P assigns a Rating, the Applicable Rating shall be the rating that is one numeric level below the rating assigned by Moody’s and/or S&P to the long-term, senior unsecured, non-credit enhanced debt rating of PG&E Utility unless the long-term, senior unsecured, non-credit enhanced debt rating of PG&E Utility is rated below “Baa2” by Moody’s and below “BBB” by S&P in which case the Applicable Rating shall be the rating set forth opposite level 5 in the applicable grid.  For example, if neither Moody’s or S&P assigns a Rating and the long-term, senior unsecured, non-credit enhanced debt rating of PG&E Utility is “A3” by Moody’s and “A-” by S&P, the

Applicable Rating for Moody’s will be “Baa1” and the Applicable Rating for S&P will be “BBB+”.

“Application”:  an application, in such form as the relevant Issuing Lender may reasonably specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Arrangers”:  as defined in the preamble hereto.

“Assignee”:  as defined in Section 10.6(b).

“Assignment and Assumption”:  an Assignment and Assumption, substantially in the form of Exhibit E.

“Auto-Extension Letter of Credit”:  as defined in Section 3.2.

“Available Commitment”:  as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Extensions of Credit then outstanding.

“Beneficial Owner”:  as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.  The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Benefitted Lender”:  as defined in Section 10.7(a).

“Board”:  the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”:  as defined in the preamble hereto.

“Borrowing Date”:  any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco, California are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the London interbank eurodollar market.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Change of Law”:  the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, statute, treaty, policy, guideline or directive by any Governmental Authority, (b) any change in any law, rule, regulation, statute, treaty, policy, guideline or directive or in the application, interpretation, promulgation, implementation, administration or enforcement thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change of Law”, regardless of the date enacted, adopted or issued.

“Change of Control”:  (a) any person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as of the Effective Date) shall become the Beneficial Owner of shares representing more than 30% of the voting power of the Borrower’s Capital Stock, or (b) occupation of a majority of the seats (other than vacant seats) on the Borrower’s board of directors (the “Board”) by persons who were neither nominated by the Board nor appointed by directors so nominated by the Board, provided that no event described in clauses (a) or (b) shall constitute a Change of Control if after giving effect to such event the ratings by Moody’s and S&P of the Borrower’s senior, unsecured, non-credit enhanced debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of such debt in effect before the earlier of the occurrence or the public announcement of such event.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

 “Commitment”:  as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.  The original amount of the Total Commitments is $300,000,000.

“Commitment Increase Notice”:  as defined in Section 2.3(a).

“Commitment Increase Supplement”:  as defined in Section 2.3(c).

“Commitment Period”:  the period from and including the Effective Date to the Termination Date.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

“Compliance Certificate”:  a certificate duly executed by a Responsible Officer substantially in the form of Exhibit C.

“Conduit Lender”:  any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes”:  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capitalization”: on any date of determination, the sum of (a) Consolidated Total Debt on such date, plus without duplication, (b) (i) the amounts set forth opposite the captions “common shareholders’ equity” (or any similar caption) and “preferred stock” (or any similar caption) on the consolidated balance sheet, prepared in accordance with GAAP, of the Borrower and its Subsidiaries as of such date, and (ii) the outstanding principal amount of any junior subordinated deferrable interest debentures or other similar securities issued by the Borrower or any of its Subsidiaries after the Effective Date.

“Consolidated Capitalization Ratio”:  on any date of determination, the ratio of (a) Consolidated Total Debt to (b) Consolidated Capitalization.

“Consolidated Total Debt”:  at any date, the aggregate principal amount of all obligations of the Borrower and its Significant Subsidiaries at such date that in accordance with GAAP would be classified as debt on a consolidated balance sheet of the Borrower, and without duplication all Guarantee Obligations of the Borrower and its Significant Subsidiaries at such date in respect of obligations of any other Person that in accordance with GAAP would be classified as debt on a consolidated balance sheet of such Person; provided that, the determination of “Consolidated Total Debt” shall exclude, without duplication, (a) the Securitized Bonds, (b) Indebtedness of the Borrower and its Significant Subsidiaries in an amount equal to the amount of cash held as cash collateral for any fully cash collateralized letter of credit issued for the account of the Borrower or any Significant Subsidiary, (c) imputed Indebtedness of the Borrower or any Significant Subsidiary incurred in connection with power purchase and fuel agreements, (d) any junior subordinated deferrable interest debentures or other similar securities issued by the Borrower or any of its Subsidiaries after the Effective Date and (e) as of a date of determination, the amount of any securities included within the caption “preferred stock” (or any similar caption) on the consolidated balance sheet, prepared in accordance with GAAP, of the Borrower and its Subsidiaries as of such date.

“Continuing Lender”:  as defined in Section 2.7.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Event”:  as defined in Section 5.2.

“Debtor Relief Laws”:  the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”:  any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”:  subject to the penultimate paragraph of Section 2.20, any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Revolving Loans, Participation Amounts or Swingline Participation Amounts within three (3) business days of the date required to be funded by it under this Agreement, unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower, the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (other than a notice of a good faith dispute or related communications) or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) failed, within three (3) Business Days after written request by the Administrative Agent (based on the Administrative Agent’s reasonable belief that such Lender may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans, Participation Amounts and Swingline Participation Amounts, unless the subject of a good faith dispute (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it under this Agreement within three (3) business days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a proceeding under any Debtor Relief Law, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has consented to, approved of or acquiesced in any such proceeding or appointment; provided that (i) if a Lender would be a “Defaulting Lender” solely by reason of events relating to a parent company of such Lender or solely because a Governmental Authority has been appointed as receiver, conservator, trustee or custodian for such Lender, in each case as described in clause (e) above, the Administrative Agent and each Issuing Lender may, in their discretion, determine that such Lender is not a “Defaulting Lender” if and for so long as the Administrative Agent and each Issuing Lender is satisfied that such Lender will continue to perform its funding obligations hereunder and (ii) a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of voting stock or any other equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof, or the exercise of control over such Lender or parent company thereof, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the penultimate paragraph of Section 2.20) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Disposition”:  with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.  The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Documentation Agent”:  as defined in the preamble hereto.

“Dollars” and “$”:  dollars in lawful currency of the United States.

“Effective Date”:  the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied or waived.

“Eligible Assignee”:  (a) any commercial bank or other financial institution having a senior unsecured debt rating by Moody’s of A3 or better and by S&P of A- or better, which is domiciled in a country which is a member of the OECD or (b) with respect to any Person referred to in the preceding clause (a), any other Person that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business all of the Capital Stock of which is owned, directly or indirectly, by such Person; provided that in the case of clause (b), the Borrower and each Issuing Lender shall have consented to the designation of such Person as an Eligible Assignee (such consent of the Borrower not to be unreasonably withheld or delayed).

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Liabilities”:  as defined in Regulation D of the Board.

“Eurocurrency Reserve Requirements”:  of any Lender for any Interest Period as applied to a Eurodollar Loan, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during any such percentage shall be so applicable) under any regulations of the Board or other Governmental Authority having jurisdiction with respect to determining the maximum reserve requirement (including basic, supplemental and emergency reserves) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Eurodollar Base Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market, in each case the “LIBO Screen Rate”) at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.  In the event that LIBO Screen Rate is unavailable, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein; provided that if any Eurodollar Base Rate so determined shall be less than zero, such Eurodollar Base Rate shall be deemed to be zero for purposes of this Agreement.

 “Eurodollar Loans”:  Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”:  with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

     “Eurodollar Tranche”:  the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Exchange Act”:  Securities Exchange Act of 1934, as amended.

“Excluded Taxes”:  any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Sections 2.16(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement”:  has the meaning assigned to that term in the first recital paragraph.

“Extension Notice”:  as defined in Section 2.7(b).

“Extensions of Credit”:  as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Percentage of the L/C Obligations then outstanding and (c) such Lender’s Percentage of the aggregate principal amount of Swingline Loans then outstanding.

“Facility Fee Rate”:  for any day, the rate per annum determined pursuant to the grid set forth below, based upon the Applicable Ratings then in effect:

Level	Applicable Rating S&P/Moody’s	Facility Fee Rate
1	Higher than A-/A3	0.100%
2	A-/A3	0.125%
3	BBB+/Baa1	0.175%
4	BBB/Baa2	0.225%
5	Below BBB/Baa2	0.275%

Subject to the provisions of this paragraph regarding split ratings, changes in the Facility Fee Rate shall become effective on the date on which S&P and/or Moody’s changes its relevant Applicable Rating.  In the event the Applicable Ratings of S&P and Moody’s are in different levels set forth in the grid above, the higher of the two Applicable Ratings (i.e., the Applicable Rating set forth in the grid above opposite the lower numerical level number) shall govern.  In the event that, at any time, an Applicable Rating is not available from one of such rating agencies, the Facility Fee Rate shall be determined on the basis of the Applicable Rating from the other rating agency.  In the event that, at any time, Applicable Ratings from each such rating agency are not available for companies generally, the Facility Fee Rate shall be determined on the basis of the last Applicable Rating(s) made available.  In the event that, at any time, such Applicable Ratings are not available for the Borrower or PG&E Utility but are generally available for other companies, then the Facility Fee Rate shall be that set forth above opposite level 5.

“FATCA”:  Sections 1471 through 1474 of the Code, as of Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate”:  for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Payment Date”:  (a) the fifth Business Day following the last day of each March, June, September and December during the Commitment Period, (b) the last day of the Commitment Period and (c) the last day of each March, June, September and December after the last day of the Commitment Period, so long as any principal amount of the Loans or any Reimbursement Obligations remain outstanding after the last day of the Commitment Period.

“Foreign Lender”:  a Lender or an Issuing Lender that is not a U.S. Person.

“FPA”:  the Federal Power Act, as amended, and the rules and regulations promulgated thereunder.

“Fronting Exposure”:  at any time there is a Defaulting Lender, such Defaulting Lender’s Percentage of Swingline Loans and L/C Obligations other than Swingline Loans and L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Funding Office”:  the office of the Administrative Agent specified in Section 10.2(a) or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”:  generally accepted accounting principles in the United States as in effect from time to time, except as noted below.  In the event that any “Change in Accounting Principles” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then, upon the request of the Borrower or the Required Lenders, the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Change in Accounting Principles with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Change in Accounting Principles as if such Change in Accounting Principles had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Change in Accounting Principles had not occurred.  “Change in Accounting Principles” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or any successor thereto, the SEC or, if applicable, the Public Company Accounting Oversight Board.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners and supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Borrower or any Significant Subsidiary; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement obligations, which are not due and payable on such date, in respect of documentary letters of credit issued to provide for the payment of goods and services in the ordinary course of business), (g) the liquidation value of all mandatorily redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (provided, that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien), and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements, provided that Indebtedness as used in this Agreement shall exclude any Non-Recourse Debt.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”:  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Interest Payment Date”:  (a) as to any ABR Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period”:  as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period that would extend beyond the Termination Date;

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

“IRS”:  the United States Internal Revenue Service.

“ISP”: the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Lender”: (a) Bank of America N.A., Citibank, N.A.,  JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, and (b) any other Lender selected by the Borrower as an Issuing Lender with the consent of such Lender and the Administrative Agent.  The Borrower may, at any time upon giving at least 10 days’ prior written notice thereof to the Lenders and the Administrative Agent, remove any Issuing Lender, provided that no Letters of Credit issued by such Issuing Lender are outstanding or the Borrower terminates or cash collateralizes any Letters of Credit issued by such Issuing Lender on or prior to such removal.

“knowledge of the Borrower”:  actual knowledge of any Responsible Officer of the Borrower.

“L/C Commitment”:  $100,000,000.

“L/C Obligations”:  at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under issued Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”:  in respect of any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

“L/C Pro Rata Share”:  the fraction equal to the lesser of (a) one (1) divided by the total number of Issuing Lenders and (b) 0.125.

“Lenders”:  as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include the Swingline Lender and any Conduit Lender.

“Letter of Credit Expiration Date”:  as defined in Section 3.1(a).

“Letters of Credit”:  as defined in Section 3.1.

“Lien”:  any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”:  any loan made by any Lender pursuant to this Agreement, including Swingline Loans and Revolving Loans.

“Loan Documents”:  this Agreement, the Notes and the Applications and, in each case, any amendment, waiver, supplement or other modification to any of the foregoing.

“Material Adverse Effect”:  (a) a change in the business, property, operations or financial condition of the Borrower and its Subsidiaries taken as a whole that could reasonably be expected to materially and adversely affect the Borrower’s ability to perform its obligations under the Loan Documents or (b) a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender Supplement”:  as defined in Section 2.3(b).

“New Revolving Credit Lender”:  as defined in Section 2.3(b).

“Non-Extending Lender”:  as defined in Section 2.7.

“Non-Extension Notice Date”:  as defined in Section 3.2.

“Non-Recourse Debt”:  Indebtedness of the Borrower or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Notes”:  as defined in Section 2.14(f).

“Obligations”:  the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Issuing Lender or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“OECD”:  the countries constituting the “Contracting Parties” to the Convention on the Organisation For Economic Co-operation and Development, as such term is defined in Article 4 of such Convention.

“Other Connection Taxes”:  with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Participant”:  as defined in Section 10.6(c).

“Participant Register”:  as defined in Section 10.6(c)(iii).

“Participation Amount”:  as defined in Section 3.4(b).

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Percentage”:  as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Extensions of Credit, the Percentages shall be determined in a manner designed to ensure that the other outstanding Extensions of Credit shall be held by the Lenders on a comparable basis.

“Person”:  an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“PG&E Utility”:  Pacific Gas and Electric Company, a California corporation.

“Plan”:  at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Rating”:  each rating announced by S&P and Moody’s in respect of the Borrower’s senior unsecured, non credit-enhanced debt.

“Recipient”:  the Administrative Agent, any Lender, the Swingline Lender or any Issuing Lender.

“Refunded Swingline Loans”:  as defined in Section 2.5.

“Register”:  as defined in Section 10.6(b).

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”:  the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties”:  with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”:  at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Extensions of Credit then outstanding.  The Total Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, any Swingline Participation Amount and any Participation Amount that such Defaulting Lender has failed to fund and that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or an Issuing Lender, as the case may be, in making such determination.

“Requirement of Law”:  as to any Person, the Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of the Borrower.

“Revolving Credit Offered Increase Amount”:  as defined in Section 2.3(a).

“Revolving Credit Re-Allocation Date”:  as defined in Section 2.3(d).

“Revolving Loans”:  as defined in Section 2.1(a).

“S&P”:  Standard & Poor’s Ratings Services.

“SEC”:  the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Securitized Bonds”:  any securitized bonds or similar asset-backed securities that are non-recourse to PG&E Utility, are issued by a special purpose subsidiary of PG&E Utility and are payable from a specific or dedicated rate component.

“Significant Subsidiary”:  as defined in Article 1, Rule 1-02(w) of Regulation S-X of the Exchange Act as of the Effective Date, provided that notwithstanding the foregoing, neither PG&E Energy Recovery Funding LLC nor any other special purpose finance subsidiary shall constitute a Significant Subsidiary.  Unless otherwise qualified, all references to a “Significant Subsidiary” or to “Significant Subsidiaries” in this Agreement shall refer to a Significant Subsidiary or Significant Subsidiaries of the Borrower.

“Single Employer Plan”:  any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“Specified Exchange Act Filings”:  the Borrower’s Form 10-K annual report for the year ended December 31, 2014 and each and all of the Form 10-Ks, Form 10-Qs and Form 8-Ks (and to the extent applicable proxy statements) filed by the Borrower or PG&E Utility with the SEC after December 31, 2014 and prior to the date that is one Business Day before the date of this Agreement.

“Subsidiary”:  as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swingline Commitment”:  the obligation of the Swingline Lender to make Swingline Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $100,000,000.

“Swingline Lender”:  Bank of America, N.A., in its capacity as the lender of Swingline Loans.

“Swingline Loans”:  as defined in Section 2.4.

“Swingline Participation Amount”:  as defined in Section 2.5.

“Syndication Agents”:  as defined in the preamble hereto.

“Taxes”:  all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”:  the date that is the fifth anniversary of the Effective Date or such later date as may be determined pursuant to Section 2.7(b) or such earlier date as otherwise determined pursuant to Section 2.7.

“Total Commitments”:  at any time, the aggregate amount of the Commitments of all Lenders at such time.

“Total Extensions of Credit”:  at any time, the aggregate amount of the Extensions of Credit of all Lenders at such time.

“Transferee”:  any Assignee or Participant.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“United States”:  the United States of America.

“U.S. Person”:  any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

1.2 Other Definitional Provisions and Interpretative Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and, except as otherwise provided therein, in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Significant Subsidiaries defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) The Borrower shall not be required to perform, nor shall it be required to guarantee the performance of, any of the affirmative covenants set forth in Section 6 that apply to any of its Significant Subsidiaries nor shall any of the Borrower’s Significant Subsidiaries be required to perform, nor shall any of such Significant Subsidiaries be required to guarantee the performance of, any of the Borrower’s affirmative covenants set forth in Section 6 or any of the affirmative covenants set forth in Section 6 that apply to any other Significant Subsidiary; provided, that nothing in this Section 1.2(e) shall prevent the occurrence of a Default or an Event of Default arising out of the Borrower’s failure to cause any Significant Subsidiary to comply with the provisions of this Agreement applicable to such Significant Subsidiary.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments.

(a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time on or after the Effective Date and during the Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s Percentage of the sum of (i) the L/C Obligations then outstanding and (ii) the aggregate principal amount of the Swingline Loans then outstanding, does not exceed the amount of such Lender’s Commitment; provided that, after giving effect to the Revolving Loans requested to be made, the aggregate amount of the Available Commitments shall not be less than zero.  During the Commitment Period, the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  The Revolving Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.9.

(b) The Borrower shall repay all outstanding Revolving Loans on the Termination Date.

2.2 Procedure for Revolving Loan Borrowing.  The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent (a) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) prior to 1:00 P.M., New York City time, on the requested Borrowing Date, in the case of ABR Loans) specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor.  Each borrowing under the Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate Available Commitments are less than $1,000,000, such lesser amount); provided, that the Swingline Lender may request, on behalf of the Borrower, borrowings under the Commitments that are ABR Loans in other amounts pursuant to Section 2.5.  Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent.  Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.3 Commitment Increases.

(a) In the event that the Borrower wishes to increase the Total Commitments at any time when no Default or Event of Default has occurred and is continuing (or shall result of such increase), it shall notify the Administrative Agent in writing, given not more frequently than once per calendar year, of the amount (the “Revolving Credit Offered Increase Amount”) of such proposed increase (such notice, a  “Commitment Increase Notice”) which shall be in a minimum amount equal to $5,000,000 and shall not exceed, in the aggregate for all increases, $100,000,000.  The Borrower shall offer each of the Lenders the opportunity to provide such Lender’s Percentage of the Revolving Credit Offered Increase Amount, and if any Lender declines such offer, in whole or in part, the Borrower may offer such declined amount to (i) other Lenders with the consent of the Swingline Lender and the Issuing Lenders (which consents of the Swingline Lender and the Issuing Lenders shall not be unreasonably withheld or delayed) and/or (ii) other banks, financial institutions or other entities with the consent of the Administrative Agent, the Swingline Lender and the Issuing Lenders (which consents of the Administrative Agent, the Swingline Lender and the Issuing Lenders shall not be unreasonably withheld or delayed).  The Commitment Increase Notice shall specify the Lenders and/or banks, financial institutions or other entities that will be requested to provide such Revolving Credit Offered Increase Amount.  The Borrower or, if requested by the Borrower, the Administrative Agent will notify such Lenders, and/or banks, financial institutions or other entities of such offer.

(b) Any additional bank, financial institution or other entity which the Borrower selects to offer a portion of the increased Total Commitments and which elects to become a party to this Agreement and obtain a Commitment in an amount so offered and accepted by it pursuant to Section 2.3(a) shall execute a new lender supplement (the “New Lender Supplement”) with the Borrower, the Issuing Lenders and the Administrative Agent, substantially in the form of Exhibit A, whereupon such bank, financial institution or other entity (herein called a “New Revolving Credit Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, provided that the Commitment of any such New Revolving Credit Lender shall be in an amount not less than $5,000,000.

(c) Any Lender which accepts an offer to it by the Borrower to increase its Commitment pursuant to Section 2.3(a) shall, in each case, execute a Commitment Increase Supplement with the Borrower, the Issuing Lenders and the Administrative Agent, substantially in the form of Exhibit B, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased.

(d) If any bank, financial institution or other entity becomes a New Revolving Credit Lender pursuant to Section 2.3(b) or any Lender’s Commitment is increased pursuant to Section 2.3(c), additional Revolving Loans made on or after the effectiveness thereof (the “Revolving Credit Re-Allocation Date”) shall be made pro rata based on the Percentages in effect on and after such Revolving Credit Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Lender making an aggregate principal amount of Revolving Loans in excess of its Commitment, in which case such excess amount will be allocated to, and made by, such New Revolving Credit Lenders and/or Lenders with such increased Commitments to the extent of, and pro rata based on, their respective Commitments otherwise available for

Revolving Loans), and continuations of Eurodollar Loans outstanding on such Revolving Credit Re-Allocation Date shall be effected by repayment of such Eurodollar Loans on the last day of the Interest Period applicable thereto and the making of new Eurodollar Loans pro rata based on such new Percentages.  In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of ABR Loans, the Borrower shall make prepayments thereof and borrowings of ABR Loans so that, after giving effect thereto, the ABR Loans outstanding are held pro rata based on such new Percentages.  In the event that on any such Revolving Credit Re-Allocation Date there is an unpaid principal amount of Eurodollar Loans, such Eurodollar Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and interest on and repayments of such Eurodollar Loans will be paid thereon to the respective Lenders holding such Eurodollar Loans pro rata based on the respective principal amounts thereof outstanding.

(e) Notwithstanding anything to the contrary in this Section 2.3, (i) no Lender shall have any obligation to increase its Commitment unless it agrees to do so in its sole discretion and unless the Administrative Agent, the Swingline Lender and the Issuing Lenders consent to such increase (which consents of the Administrative Agent, the Swingline Lender and the Issuing Lenders shall not be unreasonably withheld or delayed); provided, that any Lender not responding to the Commitment Increase Notice within the time period prescribed therein shall be deemed to have declined to increase its Commitment and (ii) in no event shall any transaction effected pursuant to this Section 2.3 (A) cause the Total Commitments to exceed $400,000,000 or (B) occur at a time at which a Default or an Event of Default has occurred and is continuing.

(f) The Administrative Agent shall have received on or prior to the Revolving Credit Re-Allocation Date, for the benefit of the Lenders, (i) a legal opinion of counsel to the Borrower covering such matters as are customary for transactions of this type as may be reasonably requested by the Administrative Agent, which opinions shall be substantially the same, to the extent appropriate, as the opinions rendered by counsel to the Borrower on the Effective Date and (ii) certified copies of resolutions of the board of directors of the Borrower authorizing the Borrower to borrow the Revolving Credit Offered Increase Amount.

2.4 Swingline Commitment.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time on or after the Effective Date during the Commitment Period by making swingline loans (“Swingline Loans”) to the Borrower; provided that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed the Swingline Commitment then in effect (notwithstanding that the Swingline Loans outstanding at any time, when aggregated with the Swingline Lender’s other outstanding Revolving Loans, may exceed the Swingline Commitment or the Swingline Lender’s Commitment then in effect) and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the Available Commitments would be less than zero.  During the Commitment Period, the Borrower may use the Swingline Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.  Swingline Loans shall be ABR Loans only.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of each Swingline Loan on or prior to the date that is the earlier of (i) 7 days after the date such Swingline Loan is made and (ii) the Termination Date; provided that on each date on which a Revolving Loan is borrowed, the Borrower shall repay all Swingline Loans then outstanding.

2.5 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) Whenever the Borrower wishes to borrow Swingline Loans, it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Commitment Period).  Each borrowing under the Swingline Commitment shall be in an amount equal to $100,000 or a whole multiple thereof.  Not later than 2:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender.  The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

(b) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on one Business Day’s notice given by the Swingline Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Lender.  Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice.  The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Refunded Swingline Loans.  The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(c) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in Section 8(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.5(b), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.5(b), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans.

(d) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(e) Each Lender’s obligation to make the Loans referred to in Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.6 Facility Fees, Etc.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender to the extent provided in Section 2.20) a facility fee for the period from and including the date hereof to the last day of the Commitment Period, computed at the Facility Fee Rate on the Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Effective Date.  In addition, if the principal amount of any Loan or any Reimbursement Obligations shall remain outstanding and unpaid after the last day of the Commitment Period, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, a facility fee for the period from the last day of the Commitment Period until the date on which such amounts are repaid in full, computed at the Facility Fee Rate on such amounts, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date after the last day of the Commitment Period.

(b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any written, duly executed fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.7 Termination or Reduction of Commitments; Extension of Termination Date.

(a) The Borrower shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the Total Extensions of Credit would exceed the Total Commitments.  Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect.

(b) The Borrower may, by written notice to the Administrative Agent (such notice being an “Extension Notice”) given no more frequently than once in each calendar year, on not more than two occasions, request the Lenders to consider an extension of the then applicable Termination Date to a later date (which shall be a Business Day), which extension shall not exceed one year in each instance.  The Administrative Agent shall promptly transmit any Extension Notice to each Lender.  Each Lender shall notify the Administrative Agent whether it wishes to extend the then applicable Termination Date not later than 30 days after the date of such Extension Notice, and any such notice given by a Lender to the Administrative Agent, once given, shall be irrevocable as to such Lender.  Any Lender which does not expressly notify the Administrative Agent prior to the expiration of such thirty-day period that it wishes to so extend the then applicable Termination Date shall be deemed to have rejected the Borrower’s request for extension of such Termination Date.  Lenders consenting to extend the then applicable Termination Date are hereinafter referred to as “Continuing Lenders”, and Lenders declining to consent to extend such Termination Date (or Lenders deemed to have so declined) are hereinafter referred to as “Non-Extending Lenders”.  If the Required Lenders have elected (in their sole and absolute discretion) to so extend the Termination Date, the Administrative Agent shall promptly notify the Borrower of such election by the Required Lenders, and effective on the date which is 30 days after the date of such notice by the Administrative Agent to the Borrower, the Termination Date shall be automatically and immediately so extended with regard to the Continuing Lenders.  No extension will be permitted hereunder without the consent of the Required Lenders.  Upon the delivery of an Extension Notice and upon the extension of the Termination Date pursuant to this Section, the Borrower shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation to extend the Termination Date, and each Lender may at its option, unconditionally and without cause, decline to extend the Termination Date.

(c) If the Termination Date shall have been extended in accordance with this Section, all references herein to the “Termination Date” (except with respect to any Non-Extending Lender) shall refer to the Termination Date as so extended.

(d) If any Lender shall determine (or be deemed to have determined) not to extend the Termination Date as requested by any Extension Notice given by the Borrower pursuant to this Section, the Commitment of such Non-Extending Lender (including the obligations of such Lender under Section 2.5 and 3.4 and, if such Non-Extending Lender is also an Issuing Lender, the obligation of such Issuing Lender to issue Letters of Credit pursuant to Section 3) shall terminate on the Termination Date without giving any effect to such proposed extension, and the Borrower shall on such date pay to the Administrative Agent, for the account of such Non

Extending Lender, the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans and outstanding Reimbursement Obligations, together with any amounts payable to such Lender pursuant to Section 2.17 and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement (including, if such Non-Extending Lender is an Issuing Lender, such accrued fronting fees as may have been agreed between the Borrower and such Issuing Lender); provided that if the Borrower has replaced such Non-Extending Lender pursuant to paragraph (e) below then the provisions of such paragraph shall apply.  The Total Commitments (but not, for the avoidance of doubt, except as hereinafter provided, the L/C Commitment) shall be reduced by the amount of the Commitment of such Non-Extending Lender to the extent the Commitment of such Non-Extending Lender has not been transferred to one or more Continuing Lenders pursuant to paragraph (e) below, provided that, if the Total Commitments, after giving effect to the reduction in the Total Commitments due to Non-Extending Lenders which are not replaced pursuant to paragraph (e) below, is less than the L/C Commitment, the L/C Commitment shall be reduced by an amount equal to such excess.

(e) A Non-Extending Lender shall be obligated, at the request of the Borrower and subject to (i) payment by the successor Lender described below to the Administrative Agent for the account of such Non-Extending Lender of the principal amount of, and accrued interest on, such Non-Extending Lender’s Loans, and (ii) payment by the Borrower to such Non-Extending Lender of any amounts payable to such Non-Extending Lender pursuant to Section 2.17 (as if the purchase of such Non-Extending Lender’s Loans constituted a prepayment thereof) and any and all fees or other amounts owing to such Non-Extending Lender under this Agreement (including, if such Non-Extending Lender is an Issuing Lender, such accrued fronting fees as may have been agreed between the Borrower and such Issuing Lender), to transfer without recourse, representation, warranty (other than a representation that such Lender has not created an adverse claim on its Loans) or expense to such Non-Extending Lender, at any time prior to the Termination Date applicable to such Non-Extending Lender, all of such Non-Extending Lender’s rights and obligations hereunder to another financial institution or group of financial institutions nominated by the Borrower and willing to participate as a successor Lender in the place of such Non-Extending Lender; provided that, if such transferee is not already a Lender, (1) such transferee satisfies all the requirements of this Agreement, and (2) the Administrative Agent and each Issuing Lender that is a Continuing Lender shall have consented to such transfer, which consent shall not be unreasonably withheld or delayed.  Each such transferee successor Lender shall be deemed to be a Continuing Lender hereunder in replacement of the transferor Non-Extending Lender and shall enjoy all rights and assume all obligations on the part of such Non-Extending Lender set forth in this Agreement.  Each such transfer shall be effected pursuant to an Assignment and Assumption.

(f) If the Termination Date shall have been extended in respect of Continuing Lenders in accordance with this Section, any notice of borrowing pursuant to Section 2.2 or 2.5 specifying a Borrowing Date occurring after the Termination Date applicable to a Non-Extending Lender or requesting an Interest Period extending beyond such date shall (i) have no effect in respect of such Non-Extending Lender and (ii) not specify a requested aggregate principal amount exceeding the aggregate Available Commitments (calculated on the basis of the Commitments of the Continuing Lenders).

2.8 Optional Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.17.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans and Swingline Loans) accrued interest to such date on the amount prepaid.  Partial prepayments of Revolving Loans which shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.  Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

(b) If a Lender becomes a Defaulting Lender at a time when Swingline Loans are outstanding and such occurrence results in the existence of Fronting Exposure in respect of such Swingline Loans, then the Borrower shall promptly (and in any event within three Business Days), prepay Loans in an amount sufficient to eliminate such Fronting Exposure arising from the existence of Swingline Loans. Except for the mandatory nature thereof, any prepayment of Loans pursuant to this Section 2.8(b) shall be subject to the provisions of Section 2.8(a); provided that such prepayment may be in the amount needed to eliminate the Fronting Exposure arising from the existence of Swingline Loans.

2.9 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto.  The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such conversions.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Required Lenders have determined in their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.10 Limitations on Eurodollar Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof and (b) no more than 15 Eurodollar Tranches shall be outstanding at any one time.

2.11 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any facility fee, letter of credit fee, or any other fee payable (excluding any expenses or other indemnity) hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a default rate per annum equal to the rate then applicable to ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).  Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.12 Computation of Interest and Fees.

(a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans, the rate of interest on which is calculated on the basis of the Base Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall constitute prima facie evidence of such amounts.  The Administrative Agent shall, at the request of the Borrower or any Lender, deliver to the Borrower or such Lender a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

2.13 Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter.  If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.  Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

2.14 Pro Rata Treatment and Payments; Notes.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Percentages of the Lenders.

(b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.  Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

(c) Notwithstanding anything to the contrary herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, Reimbursement Obligations, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 4:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders or the Issuing Lenders, as applicable, at the Funding Office, in Dollars and in immediately available funds.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans from the Borrower within 30 days after written demand therefor.

(e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount.  If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note (a “Note”) of the Borrower evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit H, with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Effective Date or the making of Loans on the Effective Date.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 3.4 or 2.14(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent hereunder for the account of such Lender for the benefit of the Administrative Agent or any Issuing Lender to satisfy such Lender’s obligations to the Administrative Agent or such Issuing Lender, as the case may be, under such Section until all such unsatisfied obligations are fully paid, and/or (ii) so long as such Lender is a Defaulting Lender, hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.15 Change of Law.

(a) If a Change of Law shall:

(i) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Letters of Credit or Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan, Federal Deposit Insurance Corporation insurance charge or other similar insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any Lender or any Issuing Lender that is not otherwise included in the determination of the Eurodollar Rate, which requirements are generally applicable to advances, loans and other extensions of credit made by such Lender or such Issuing Lender; or

(iii) impose on any Lender or any Issuing Lender any other condition that is generally applicable to loans made by such Lender or Letters of Credit issued by such Issuing Lender or participations therein by a Lender;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient, by an amount that such Lender or such other Recipient deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Recipient, within ten Business Days after its demand, any additional amounts necessary to compensate such Lender or such other Recipient for such increased cost or reduced amount receivable.  If any Lender or other Recipient becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided, however, that no Lender or other Recipient shall be entitled to demand such compensation more than 90 days following (x) the last day of the Interest Period in respect of which such demand is made or (y) the repayment of the Loan or Swingline Loan in respect of which such demand is made, and no Issuing Lender shall be entitled to demand such compensation more than 90 days following the expiration or termination (by drawing or otherwise) of the Letter of Credit issued by it in respect of which such demand is made.

(b) If any Lender or any Issuing Lender shall have determined that a Change of Law regarding capital or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or the capital of any corporation controlling such Lender or such Issuing Lender as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, such Issuing Lender or such corporation could have achieved but for such Change of Law (taking into consideration such Lender’s, such Issuing Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Lender to be material, then from time to time, after submission by such Lender or such Issuing Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender or such Issuing Lender such additional amount or amounts as will compensate such Lender, such Issuing Lender or such corporation for such reduction.

(c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, any Issuing Lender or any other Recipient to the Borrower (with a copy to the Administrative Agent) shall constitute prima facie evidence of such costs or amounts.  Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender, any Issuing Lender or any other Recipient pursuant to this Section for any amounts incurred more than six months prior to the date that such Lender, such Issuing Lender or such other Recipient notifies the Borrower of such Lender’s, such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect not to exceed twelve months.  The obligations of the Borrower pursuant to this Section shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts then due and payable hereunder.

2.16 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable laws.  If any applicable laws (as determined in the good faith discretion of the Borrower or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or the Borrower, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are determined by the Borrower or the Administrative Agent to be required, (B) the Borrower or the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) (i) The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or another Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or another Recipient, shall be conclusive absent manifest error.

(ii) Each Lender and each Issuing Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such Issuing Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent against any Taxes attributable to such Lender’s or such Issuing Lender’s failure to comply with the provisions of Section 10.6(c)(iii) relating to the maintenance of a Participant Register and (z) the Administrative Agent against any Excluded Taxes attributable to such Lender or such Issuing Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender or any Issuing Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender and each Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).

(d) Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 2.16, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e) (i)   Any Lender or any Issuing Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender or any Issuing Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or such Issuing Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or any Issuing Lender’s reasonable judgment such completion, execution or submission would subject such Lender or such Issuing Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or such Issuing Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender or any Issuing Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender or such Issuing Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or such Issuing Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)           executed originals of IRS Form W-8ECI;

(III)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable,;

(IV)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner; or

(V)           notwithstanding anything to the contrary set forth in this Section 2.16(e), each Foreign Lender shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender or an Issuing Lender under this Agreement, forms described in Sections 2.16(e)(ii)(B)(I), (II), (III) or (IV), as applicable, establishing a complete exemption from U.S. federal withholding Tax with respect to amounts payable to such Foreign Lender under this Agreement; provided, however, that a Foreign Lender shall not be required to deliver forms establishing a complete exemption from U.S. federal withholding Tax with respect to amounts payable to such Foreign Lender under this Agreement pursuant to this Section 2.16(e)(ii)(B)(V) to the extent that, due to a Change of Law, such Foreign Lender is unable to do so.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender or an Issuing Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender or any Issuing Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or such Issuing Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Issuing Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or such Issuing Lender has complied with such Lender’s or such Issuing Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(iii) Each Lender and each Issuing Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.16 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an Issuing Lender, or have any obligation to pay to any Lender or any Issuing Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such Issuing Lender, as the case may be.  If any Recipient determines, in its sole discretion, that it has received a refund of, or credit with respect to, any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16 (any such refund or credit, a “Tax Benefit”), it shall pay to the Borrower an amount equal to such Tax Benefit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such Tax Benefit), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such Tax Benefit), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such Tax Benefit to such Governmental Authority.  Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such Tax Benefit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(g) Each party’s obligations under this Section 2.16 shall survive for one year after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17 Indemnity.  The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss (other than the loss of Applicable Margin) or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error.  This covenant shall survive for 90 days after the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.18 Change of Lending Office.  Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15 or 2.16 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole but reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no unreimbursed economic disadvantage or any legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.15 or 2.16.

2.19 Replacement of Lenders.  The Borrower shall be permitted to replace any Lender that (a) requests (on its behalf or any of its Participants) reimbursement for amounts owing pursuant to Section 2.15 or 2.16 or (b) becomes a Defaulting Lender, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.18 which eliminates the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, and

(ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.20 Defaulting Lenders.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a) any payment of principal, interest, fees or other amounts (other than those described in Section 2.20(b)) received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.7), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Swingline Lender and any Issuing Lender hereunder; third, if so requested by the Swingline Lender if Swingline loans are outstanding or any Issuing Lender with a Letter of Credit outstanding or with unreimbursed drawings owing under a Letter of Credit, to be held as cash collateral in respect of such Defaulting Lender’s Percentage of such Swingline Loans and L/C Obligations; fourth, if so determined by the Administrative Agent or requested by the Swingline Lender or any Issuing Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or L/C Obligations; fifth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; sixth, if so determined by the Borrower with the consent of the Administrative Agent, not to be unreasonably withheld, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; seventh, to the payment of any amounts owing to the Lenders, the Swingline Lender or any Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Swingline Lender or any Issuing Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; eighth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and ninth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or unreimbursed drawings under Letters of Credit in respect of which that Defaulting Lender has not fully funded its appropriate share such payment shall be applied solely to pay the Loans and unreimbursed drawings under Letters of Credit of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender or participating interests of that Defaulting Lender in unreimbursed drawings under Letters of Credit. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(a) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto;

(b) that Defaulting Lender shall be entitled to receive (i) any facility fee pursuant to Section 2.6(a) for any period during which that Lender is a Defaulting Lender only to the extent allocable to the sum of (1) the outstanding principal amount of Loans funded by it and (2) the principal amount of the Swingline Loans and the Percentage of L/C Obligations for which it has provided cash collateral pursuant to 2.20(a) (and the Borrower shall (x) be required to pay to the Swingline Lender and Issuing Lenders with Letters of Credit outstanding, as applicable, the amount of such fee allocable to its fronting of Extensions of Credit arising from that Defaulting Lender and (y) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (ii) interest on Loans and Participation Amounts funded by such Lender prior to the period in which such Lender became a Defaulting Lender or during the period in which such Lender is a Defaulting Lender;

(c) during any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.5 and Letters of Credit pursuant to Section 3.4, the Percentage of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and L/C Obligations shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding Loans of that Lender and that Lender’s Percentage of L/C Obligations;

(d) if the reallocation described in paragraph (c) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (after giving effect to any partial reallocation pursuant to paragraph (c) above) deposit cash with the Administrative Agent as collateral to secure such Defaulting Lender’s Percentage of any outstanding L/C Obligations for so long as any such L/C Obligation are outstanding; and

(e) that Defaulting Lender’s right to approve or disapprove any amendment, supplement, modification, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.1.

If the Borrower, the Administrative Agent, Swingline Lender and each Issuing Lender reasonably determine in writing that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans and Participation Amounts of the other

Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Swingline Loans and Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Percentages (without giving effect to Section 2.20(c)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Cash collateral held by the Administrative Agent to reduce Fronting Exposure shall be released to the applicable Lender promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.6)); (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral; and (iii) the termination of the Commitment Period and the repayment in full of all outstanding Loans and L/C Obligations.

SECTION 3. LETTERS OF CREDIT

3.1 L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby and commercial letters of credit (the letters of credit issued pursuant to this Section 3, collectively, the “Letters of Credit”), for the account of the Borrower on any Business Day on or after the Effective Date and during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall issue, amend, extend or renew any Letter of Credit if, after giving effect to such issuance, amendment, extension or renewal, (i) the aggregate amount of L/C Obligations owed by the Borrower to any Issuing Lender shall exceed the amount of such Issuing Lender’s L/C Pro Rata Share of the L/C Commitment (or such higher amount agreed upon in writing between the Borrower and such Issuing Lender), (ii) the L/C Obligations would exceed the L/C Commitment and (iii) the aggregate amount of the Available Commitments would be less than zero.  Each Letter of Credit shall (i) be denominated in Dollars and, (ii) subject to the second paragraph of Section 3.2, expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Termination Date (such fifth Business Day, the “Letter of Credit Expiration Date”).

(b) No Issuing Lender shall at any time be obligated to issue, amend, extend or renew any Letter of Credit hereunder if such issuance, amendment, extension or renewal would (i) conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (ii) violate one or more policies of the Issuing Lender applicable to letters of credit generally.

(c) Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided,

however, that with respect to any Letter of Credit that provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

(d) For all purposes of this Agreement, if on any date of determination, a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

3.2 Procedure for Issuance of Letters of Credit.  The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request.  Concurrently with the delivery of an Application to an Issuing Lender, the Borrower shall deliver a copy thereof to the Administrative Agent and the Administrative Agent shall provide notice of such request to the Lenders.  Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto).  Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower.  Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof), and shall provide a copy of such Letter of Credit to the Administrative Agent as soon as possible after the date of issuance.  Unless otherwise expressly agreed by an Issuing Lender and the Borrower, when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

If the Borrower so requests in any applicable Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, the Borrower shall not be required to make a specific request to the Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5.2 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

3.3 Fees and Other Charges.

(a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders (other than Defaulting Lenders to the extent provided in Section 2.20) in accordance with their respective Percentages and payable quarterly in arrears on each Fee Payment Date after the issuance date.  In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued in an amount to be agreed between the Borrower and such Issuing Lender, payable quarterly in arrears on each Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending, renewing or otherwise administering any Letter of Credit.

3.4 L/C Participations.

(a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Percentage in each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder.  Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.  Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.  If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans.  A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such  L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

3.5 Reimbursement Obligation of the Borrower.  The Borrower agrees to reimburse each Issuing Lender on (i) the Business Day on which the Borrower receives notice from an Issuing Lender of a draft drawn on a Letter of Credit issued by such Issuing Lender and paid by such Issuing Lender, if such notice is received on such Business Day prior to 11:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day on which the Borrower receives such notice, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment which are obligations of the Borrower hereunder (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”).  Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.  Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.11(b) and (ii) thereafter, Section 2.11(c).  Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.1 of ABR Loans (or, at the option of the Administrative Agent and the Swingline Lender in their sole discretion, a borrowing pursuant to Section 2.4 of Swingline Loans) in the amount of such drawing.  The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Loans (or, if applicable, Swingline Loans) could be made, pursuant to Section 2.1 (or, if applicable, Section 2.4), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

3.6 Obligations Absolute.  The Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person; other than with respect to any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents found in a final judgment of a court of competent jurisdiction to constitute gross negligence or willful misconduct or not in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York.  The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.  No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions which resulted from the gross negligence or willful misconduct of such Issuing Lender as determined in a final judgment of a court of competent jurisdiction.  The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York as determined in a final judgment of a court of competent jurisdiction, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

3.7 Letter of Credit Payments.  If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof.  The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of

Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited, in the absence of gross negligence or willful misconduct or failure to act in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8 Applications.  To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

3.9 Actions of Issuing Lenders.  Each Issuing Lender shall be entitled to rely, and shall be fully protected in relying, upon any draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Issuing Lender.  Each Issuing Lender shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Notwithstanding any other provision of this Section, as between the Issuing Lenders and the Lenders, each Issuing Lender shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Letter of Credit.

3.10 Borrower’s Indemnification.  The Borrower hereby agrees to indemnify and hold harmless each Lender, each Issuing Lender and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such Issuing Lender or the Administrative Agent may incur (or which may be claimed against such Lender, such Issuing Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which such Issuing Lender may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to an Issuing Lender hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of an Issuing Lender issuing any Letter of Credit which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such Issuing Lender, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, any Issuing Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of such Issuing Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York as determined in a final judgment of a court of competent jurisdiction or (y) such Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  Nothing in this Section is intended to limit the obligations of the Borrower under any other provision of this Agreement.

3.11 Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Percentage, indemnify each Issuing Lender, its Affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or failure to comply with the standard of care specified in the Uniform Commercial Code of the State of New York or such Issuing Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit in each case as determined in a final judgment of a court of competent jurisdiction) that such indemnitees may suffer or incur in connection with this Section or any action taken or omitted by such indemnitees hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender, on the Effective Date and, except as provided in Section 5.2(a), on the date of each Credit Event hereunder after the Effective Date, that:

4.1 Financial Condition.  The audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2014, and the related consolidated statement of operations and cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.

4.2 No Change.  Since December 31, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in the Specified Exchange Act Filings.

4.3 Existence; Compliance with Law.  Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has the corporate power and corporate authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations.  The Borrower has the corporate power and corporate authority to make, deliver and perform the Loan Documents and to obtain extensions of credit hereunder.  The Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents and to authorize the extensions of credit on the terms and conditions of this Agreement.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) any consent, authorization or filing that may be required in the future the failure of which to make or obtain could not reasonably be expected to have a Material Adverse Effect.  This Agreement has been, and each other Loan Document upon execution and delivery will be, duly executed and delivered.  This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, laws of general application related to the enforceability of securities secured by real estate and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (y) applicable regulatory requirements.

4.5 No Legal Bar.  The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate in any material respect any Requirement of Law or any Contractual Obligation of the Borrower or any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.

4.6 Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their material respective properties or revenues with respect to any of the Loan Documents.

(b)           No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its Significant Subsidiaries or against any of their material respective properties or revenues, except as disclosed in the Specified Exchange Act Filings, that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default.  No Default or Event of Default has occurred and is continuing.

4.8 Taxes.  The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Federal and state returns of income and franchise taxes imposed in lieu of net income taxes and all other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or with respect to any claims or assessments for taxes made against it or any of its property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable, and (ii) claims which could not reasonably be expected to have a Material Adverse Effect).  No material tax Liens have been filed against the Borrower or any of its Significant Subsidiaries other than (A) Liens for taxes which are not delinquent or (B) Liens for taxes which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable.

4.9 Federal Regulations.  No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board.

4.10 ERISA.  No Reportable Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with the applicable provisions of ERISA and the Code, except, in each case, to the extent that any such Reportable Event or failure to comply with the applicable provisions of ERISA or the Code could not reasonably be expected to result in a Material Adverse Effect.  During the five year period prior to the date on which this representation is made or deemed made, there has been no (i) failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; or (ii) “unpaid minimum required contribution” or “accumulated funding deficiency” (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title I of ERISA), whether or not waived, except, in each case, to the extent that such event could not reasonably be expected to result in a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period.  The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except as could not reasonably be expected to result in a Material Adverse Effect.  Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan during the five year period prior to the date on which this representation is made or deemed made that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as could not reasonably be expected to result in a Material Adverse Effect.  No such Multiemployer Plan is in Reorganization or Insolvent.

4.11 Investment Company Act; Other Regulations.  The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  On the date hereof, the Borrower is not subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness under this Agreement.

4.12 Use of Proceeds.  The proceeds of the Revolving Loans, the Swingline Loans and the Letters of Credit shall be used (i) for working capital purposes and (ii) for general corporate purposes, including commercial paper back-up and to support liquidity requirements associated with the Borrower’s energy procurement hedging activities.

4.13 Environmental Matters.  Except as disclosed in the Specified Exchange Act Filings, the Borrower and its Significant Subsidiaries do not have liabilities under Environmental Laws or relating to Materials of Environmental Concern that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Borrower, there are no facts, circumstances or conditions that could reasonably be expected to give rise to such liabilities.

4.14 Regulatory Matters.  Solely by virtue of the execution, delivery and performance of, or the consummation of the transactions contemplated by this Agreement, no Lender shall be or become subject to regulation (a) under the FPA or (b) as a “public utility” or “public service corporation” or the equivalent under any Requirement of Law.

4.15 Sanctions.  To the Borrower’s knowledge, none of the Borrower, any of its Subsidiaries, or any director, officer, agent, Affiliate or employee of the Borrower or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not use the proceeds of Revolving Loans, Swingline Loans or Letters of Credit, or knowingly lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other person or entity, to fund the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to the Effective Date.  The occurrence of the Effective Date and the effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent on or before May 31, 2015:

(a) Credit Agreement.  The Administrative Agent shall have received this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A.

(b) Consents and Approvals.  All governmental and third party consents and approvals necessary in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby shall have been obtained and be in full force and effect; and the Administrative Agent shall have received a certificate of a Responsible Officer to the foregoing effect.

(c) Fees.  The Lenders, the Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.

(d) Closing Certificate; Certified Articles of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, including the articles of incorporation of the Borrower certified by the Secretary of State of the State of California, and (ii) a good standing certificate for the Borrower from the Secretary of State of the State of California; such closing certificate shall contain a confirmation by the Borrower that the conditions precedent set forth in this Section 5.1 have been satisfied.

(e) Legal Opinion.  The Administrative Agent shall have received the legal opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Borrower, substantially in the form of Exhibit F.

(f) Representations and Warranties.  Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality qualification shall be true and correct in all material respects on and as of the Effective Date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality qualification shall be true and correct on and as of the Effective Date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(g) No Default.  No Default or Event of Default shall have occurred and be continuing.

5.2 Conditions to Each Credit Event.  The agreement of each Lender to make any Loan or to issue or extend the expiry date under, or participate in, a Letter of Credit (other than the extension of a Letter of Credit pursuant to the evergreen provisions therein) (each, a “Credit Event”), including each Issuing Lender to issue a Letter of Credit, on any date (including any Credit Event to occur on the Effective Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties.  Each of the representations and warranties made by the Borrower in this Agreement that does not contain a materiality qualification (other than, with respect to any Credit Event after the Effective Date, the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) shall be true and correct in all material respects on and as of the date of such Credit Event as if made on and as of such date, and each of the representations and warranties made by the Borrower in this Agreement that contains a materiality qualification (other than, with respect to any Credit Event after the Effective Date, the representations and warranties set forth in Sections 4.2, 4.6(b) and 4.13) shall be true and correct on and as of such date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true and correct in all material respects, or true and correct, as the case may be, as of such earlier date).

(b) No Default.  No Default or Event of Default shall have occurred and be continuing on the date of such Credit Event or after giving effect to the Credit Event requested to be made on such date.

Each borrowing of Loans hereunder, and each request by the Borrower for the issuance of or extension of an expiry date under a Letter of Credit hereunder (other than the extension of a Letter of Credit pursuant to the evergreen provisions therein), shall constitute a representation and warranty by the Borrower as of the date of such Credit Event that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Letter of Credit, any Loan, any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and, with respect to Sections 6.3 and 6.6(b), shall cause its Significant Subsidiaries to:

6.1 Financial Statements.  Furnish to the Administrative Agent with a copy for each Lender, and the Administrative Agent shall deliver to each Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing; and

(b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.  The Borrower shall be deemed to have delivered the financial statements required to be delivered pursuant to this Section 6.1 upon the filing of such financial statements by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or the publication by the Borrower of such financial statements on its website.

6.2 Certificates; Other Information.  Furnish to the Administrative Agent with a copy for each Lender (or, in the case of clause (c), the relevant Lender), and the Administrative Agent shall deliver to each Lender:

(a) within two days after the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, a Compliance Certificate, substantially in the form of Exhibit C, containing all information and calculations reasonably necessary for determining compliance by the Borrower with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

(b) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities, provided that, such financial statements and reports shall be deemed to have delivered upon the filing of such financial statements and reports by the Borrower through the SEC’s EDGAR system (or any successor electronic gathering system that is publicly available free of charge) or publication by the Borrower of such financial statements and reports on its website; and

(c) promptly, such additional financial and other information as any Lender, through the Administrative Agent, may from time to time reasonably request.

6.3 Payment of Taxes.  Pay all taxes due and payable or any other tax assessments made against the Borrower or any of its Significant Subsidiaries or any of their respective property by any Governmental Authority (other than (i) any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or any of its Significant Subsidiaries, as applicable or (ii) where the failure to effect such payment could not reasonably be expected to have a Material Adverse Effect).

6.4 Maintenance of Existence; Compliance.  (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.3 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a

Material Adverse Effect; (b) comply with all Contractual Obligations except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (c) comply with all Requirements of Law except for any Requirements of Law being contested in good faith by appropriate proceedings and except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance.  (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (b) maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business of comparable size and financial strength and owning similar properties in the same general areas in which the Borrower operates, which may include self-insurance, if determined by the Borrower to be reasonably prudent.

6.6 Inspection of Property; Books and Records; Discussions.  (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) unless a Default or Event of Default has occurred and is continuing, not more than once a year and after at least five Business Days’ notice, (i) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and (ii) use commercially reasonable efforts to provide for the Lenders (in the presence of representatives of the Borrower) to meet with the independent certified public accountants of the Borrower and its Subsidiaries; provided, that any such visits or inspections shall be subject to such conditions as the Borrower and each of its Significant Subsidiaries shall deem necessary based on reasonable considerations of safety and security; and provided, further, that neither the Borrower nor any Significant Subsidiary shall be required to disclose to any Lender or its agents or representatives any information which is subject to the attorney-client privilege or attorney work-product privilege properly asserted by the applicable Person to prevent the loss of such privilege in connection with such information or which is prevented from disclosure pursuant to a confidentiality agreement with third parties.

6.7 Notices.  Promptly give notice to the Administrative Agent with a copy for each Lender of, and the Administrative Agent shall deliver such notice to each Lender:

(a) when known to a Responsible Officer, the occurrence of any Default or Event of Default;

(b) any change in the Applicable Rating issued by either S&P or Moody’s; and

(c) the following events, as soon as possible and in any event within 30 days after the Borrower knows thereof:  (i) the occurrence of any Reportable Event with respect to any Plan that has not been waived, a failure to make any required minimum contribution to a Plan under Section 412 or 430 of the Code, the creation of any Lien in favor of the PBGC with respect to a Plan or any withdrawal by the Borrower or any Commonly Controlled Entity from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other material action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

6.8 Maintenance of Licenses, etc.  Maintain in full force and effect any authorization, consent, license or approval of any Governmental Authority necessary for the conduct of the Borrower’s business as now conducted by it or necessary in connection with this Agreement, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 7. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Letter of Credit, any Loan, or any interest on any Loan or any fee payable to any Lender or the Administrative Agent hereunder remains outstanding, or any other amount then due and payable is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not and, with respect to Section 7.2, shall not permit its Significant Subsidiaries to:

7.1 Consolidated Capitalization Ratio.  Permit the Consolidated Capitalization Ratio on the last day of any fiscal quarter, from and after the last day of the first fiscal quarter ending after the Effective Date, to exceed 0.65 to 1.00.

7.2 Liens.  Create, incur, assume or suffer to exist any Lien upon any assets of the Borrower, whether now owned or hereafter acquired, except:

(a) Liens for taxes, assessments or utility or governmental charges that are not yet due and payable or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

(b) statutory Liens of landlords or equipment lessors against any property of the Borrower, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance, pension and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances imposed by law or arising in the ordinary course of business that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

(f) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower on deposit with such bank;

(g) judgment and attachment Liens not giving rise to an Event of Default under Section 8(h) or Liens (not constituting a judgment or attachment Lien giving rise to an Event of Default under Section 8(h)) created by or existing from any litigation or legal proceeding that is being contested in good faith by appropriate proceedings;

(h) Liens securing Indebtedness incurred to finance the purchase, lease, improvement or construction of capital assets, provided that (A) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so purchased, leased, improved or constructed, and (B) any such Lien shall be created contemporaneously with, or within 90 days after, the purchase, lease, improvement or construction of such property;

(i) Liens existing on assets of a Person immediately prior to its being consolidated with or merged into the Borrower, or any Liens existing on any assets acquired by the Borrower at the time such assets are so acquired (whether or not the Indebtedness or other obligations secured thereby shall have been assumed), provided that (A) no such Lien shall have been created in contemplation of such consolidation or merger or such acquisition of assets, and (B) no such Lien shall extend to any other assets of the Borrower; and

(j) Liens on Capital Stock of PG&E Utility; provided, that any such Liens secure (A) equally and ratably the Obligations or (B) Indebtedness in an aggregate principal amount not exceeding $2,000,000,000.

7.3 Fundamental Changes.  Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that the Borrower may be merged, consolidated or amalgamated with another Person or Dispose of all or substantially all of its property or business so long as, after giving effect to such transaction, (a) no Default or Event of Default shall have occurred and be continuing, (b) either (i) the Borrower is the continuing or surviving corporation of such merger, consolidation or amalgamation or (ii) the continuing or surviving corporation of such merger, consolidation or amalgamation, if not the Borrower or the purchaser, shall have assumed all obligations of the Borrower under the Loan Documents pursuant to arrangements reasonably satisfactory to the Administrative Agent and (c) the ratings by Moody’s and S&P of the continuing or surviving corporation’s or purchaser’s senior, unsecured, non credit-enhanced debt shall be at least the higher of (1) Baa3 from Moody’s and BBB- from S&P and (2) the ratings by such rating agencies of the Borrower’s senior, unsecured, non credit-enhanced debt in effect before the earlier of the occurrence or the public announcement of such event.

7.4 Ownership of PG&E Utility Common Stock.  Permit ownership by the Borrower, at any time, either directly, or indirectly through one or more Subsidiaries, of less than 80% of the outstanding common stock of PG&E Utility and less than 70% of the outstanding voting stock of PG&E Utility

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing on or after the Effective Date:

(a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made, unless, as of any date of determination, the facts or circumstances to which such representation or warranty relates have changed with the result that such representation or warranty is true and correct in all material respects on such date; or

(c) the Borrower shall default in the observance or performance of any agreement contained in Section 7.1, Section 7.3 or Section 7.4 of this Agreement; or

(d) the Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent at the request of the Required Lenders; or

(e) the Borrower or any of its Significant Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the due date with respect thereto (after giving effect to any period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or (in the case of all Indebtedness other than Indebtedness under any Swap Agreement) to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $200,000,000; provided further, that unless payment of the Loans hereunder has already been accelerated, if such default shall be cured by the Borrower or such Significant Subsidiary or waived by the holders of such Indebtedness and any acceleration of maturity having resulted from such default shall be rescinded or annulled, in each case, in accordance with the terms of such agreement or instrument, without any modification of the terms of such Indebtedness requiring the Borrower or such Significant Subsidiary to furnish security or additional security therefor, reducing the average life to maturity thereof or increasing the principal amount thereof, or any agreement by the Borrower or such Significant Subsidiary to furnish security or additional security therefor or to issue in lieu thereof Indebtedness secured by additional or other collateral or with a shorter average life to maturity or in a greater principal amount, then any Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured or waived; or

(f) (i) the Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) a trustee shall be appointed to administer any Plan under Section 4042 of ERISA, or the PBGC shall institute proceedings to terminate, or to have a trustee appointed to administer any Plan and such proceedings shall continue undismissed or unstayed and in effect for a period of 60 days, but only if any such event could reasonably be expected to result in a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries by a court of competent jurisdiction involving in the aggregate a liability (not paid or, subject to customary deductibles, fully covered by insurance as to which the relevant insurance company has not denied coverage) of $200,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof unless, in the case of a discharge, such judgment or decree is due at a later date in one or more payments and the Borrower or such Subsidiary satisfies the obligation to make such payment or payments on or prior to the date such payment or payments become due in accordance with such judgment or decree; or

(i) there shall have occurred a Change of Control.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in an interest-bearing cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.  Amounts held in such interest-bearing cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents.  After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such interest-bearing cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).  Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE AGENTS

9.1 Appointment and Authority.  Each of the Lenders and the Issuing Lenders hereby irrevocably appoints Bank of America, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and the Borrower shall not have rights as a third-party beneficiary of any of such provisions (other than with respect to the Borrower’s rights under Sections 9.9(a) and (b)).  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.3 Exculpatory Provisions.

(a) No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, no Agent:

(i) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that an Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation

(iii) of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iv) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(c) No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

9.4 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance, extension, renewal or increase of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5 Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender, an Issuing Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders and the Issuing Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders and the Issuing Lenders.

9.6 Non-Reliance on Agents and Other Lenders.  Each Lender and Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or Affiliates.

9.7 Indemnification.  The Lenders and the Issuing Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender or Issuing Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct.

9.8 Agent in Its Individual Capacity.  Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Lender as any other Lender or Issuing Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Swingline Lender”, “Issuing Lender”, “Lenders” or “Issuing Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include such Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders or the Issuing Lenders.

9.9 Successor Administrative Agent.

(a) The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower.  If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans.  If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation (the “Resignation Effective Date”), the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of Section 9.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (e) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, shall appoint a successor, subject to the approval of the Borrower (unless an Event of Default under Section 8(f) with respect to the Borrower shall have occurred and be continuing), which approval shall not be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any Issuing

Lender under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date (as applicable)), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section and Sections 2.17, 3.10 and 10.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.  Any resignation by Bank of America, N.A. as Administrative Agent pursuant to this Section shall also constitute its resignation as the Swingline Lender and as an Issuing Lender.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swingline Lender and an Issuing Lender, (ii) the retiring Swingline Lender and Issuing Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, issued by the retiring Issuing Lender and outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

9.10 Documentation Agent and Syndication Agents.  None of the Documentation Agent or the Syndication Agents shall have any duties or responsibilities hereunder in its capacity as such.

9.11 Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.6, 2.17, 3.3, 3.10 and 10.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6, 2.17, 3.10 and 10.5.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.  Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1.  The Required Lenders and the Borrower may, or, with the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

(i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby (except that only the Lenders who are increasing their Commitments are required to consent to a request by the Borrower under Section 2.3 to increase the Total Commitments);

(ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 or Section 10.6(a)(i) without the written consent of such Lender;

(iii) reduce any percentage specified in the definition of Required Lenders without the written consent of all Lenders;

(iv) amend, modify or waive any provision of Section 2.14 related to pro rata treatment without the consent of each Lender directly affected thereby;

(v) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent;

(vi) amend, modify or waive any provision of Section 2.4 or 2.5 without the written consent of the Swingline Lender;

(vii) amend, modify or waive any provision of Section 5.1 without the consent of all the Lenders; or

(viii) amend, modify or waive any provision of Section 3 or any other provision affecting the Issuing Lenders in their capacity as such without the written consent of each Issuing Lender affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

If the Required Lenders shall have approved any amendment which requires the consent of all of the Lenders, the Borrower shall be permitted to replace any non-consenting Lender with another financial institution, provided that, (i) the replacement financial institution shall purchase at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (ii) the Borrower shall be liable to such replaced Lender under Section 2.17 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto (as if such purchase constituted a prepayment of such Loans), (iii) such replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent and each Issuing Lender, (iv) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (v) any such replacement shall not be deemed to be a waiver of any rights the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, supplement, modification, waiver or consent hereunder (and any amendment, supplement, modification, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) (x) an increase or extension of the Commitment of such Defaulting Lender, or (y) any reduction of the amount of principal or interest owed to such Defaulting Lender (unless all non-Defaulting Lenders have agreed to a pro rata reduction) shall, in each case, require the consent of such Defaulting Lender, and (ii) a Defaulting Lender’s Percentage shall be taken into consideration along with the

Percentage of non-Defaulting Lenders when voting to approve or disapprove any waiver, amendment or modification that by its terms affects any Defaulting Lender more adversely than other affected Lenders.

10.2 Notices.

(a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered during the recipient’s normal business hours, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received during the recipient’s normal business hours, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: Treasurer
Telecopy: (415) 973-8968
Telephone: (415) 973-9771

with a copy to:	Pacific Gas and Electric Company
c/o PG&E Corporation
P.O. Box 770000
San Francisco, California 94177
Attention: General Counsel
Telecopy: (415) 973-6374

Administrative Agent (Payments and Loans):
Bank of America, N.A.
901 Main St
Mail Code: TX1-492-14-04
Dallas, TX 75202-3714
Attention: Jennifer A. Ollek
Telephone: 214-209-2642
Telecopier: 214-290-8374
Electronic Mail: Jennifer.a.ollek@baml.com
Account No.: 1292000883
Ref: PG&E Corporation
ABA# 026009593

Administrative Agent (Other Notices):
Bank of America, N.A.
Agency Management
900 W. Trade Street

Mail Code:  NC1-026-06-03
Charlotte, NC 28255-0001
Attention:  Patrick Devitt
Telephone:  980-387-4155
Telecopier:  704-409-0016
Electronic Mail:  patrick.devitt@baml.com

provided that any notice, request or demand to or upon the Administrative Agent, the Issuing Lenders or any Lender shall not be effective until received.

(b) Notices and other communications to the Administrative Agent, the Issuing Lenders or the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent, the applicable Issuing Lender and each Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) (i)           The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Swingline Lender, the Issuing Lenders and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the

Borrower, any Lender, the Swingline Lender, any Issuing Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s  or the Administrative Agent’s transmission of communications through the Platform, except to the extent such liability resulted from the gross negligence or willful misconduct of the Administrative Agent or any of its Related Persons as determined by a court of competent jurisdiction.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender, the Swingline Lender or any Issuing Lender by means of electronic communications pursuant to this Section, including through the Platform.

10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or reimburse the Administrative Agent, each Issuing Lender and the Lenders for all their respective reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of only one counsel and special California regulatory counsel to the Administrative Agent, the Issuing Lenders and the Lenders and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, each Issuing Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of its rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of only one counsel to the Administrative Agent, the Lenders and the Issuing Lenders, which counsel is reasonably acceptable to the Administrative Agent, the Lenders and the Issuing Lenders (and, in the case of an actual conflict of interest, one additional counsel to all such persons similarly situated, which counsel is reasonably acceptable to each such person) and (c) to pay, indemnify, and hold each Lender, each Issuing Lender and the Administrative Agent and their respective officers, directors, employees, agents and Affiliates (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever whether brought by the Borrower or any other Person, with respect to the execution, delivery, enforcement and performance of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower and its Significant Subsidiaries or any of the facilities and properties owned, leased or operated by the Borrower and its Significant Subsidiaries and the reasonable fees and expenses of one legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.  Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Significant Subsidiaries not to assert, and hereby waives and agrees to cause its Significant Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.  All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor, subject to the Borrower’s receipt of reasonably detailed invoices.  Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Treasurer (Telephone No. (415) 817-8199/(415) 267-7000) (Telecopy No. (415) 267-7265/7268), at the address of the Borrower set forth in Section 10.2(a) with a copy to Chief Counsel, Corporate (Telephone No. (415) 817-8200) (Telecopy No. (415) 817-8225), at the address of the Borrower set forth in Section 10.2(a), or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.  The agreements in this Section 10.5 shall survive for two years after repayment of the Loans and all other amounts payable hereunder.  This Section 10.5 shall not apply with respect to Taxes, other than Taxes that represent claims, damages, losses, liabilities, costs or expenses arising from non-Tax claims.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6.

(b) (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) other than a Defaulting Lender, any Subsidiary of a Defaulting Lender, any natural person, the Borrower or any of the Borrower’s Affiliates or Subsidiaries, all or a portion of its rights and obligations under this Agreement

(including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender party to this Agreement on the Effective Date or, if an Event of Default has occurred and is continuing, any other Person, and provided further, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within   fifteen (15) Business Days after having received notice thereof from the assigning Lender (with a copy to the Administrative Agent);

(B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender (or an Affiliate of a Lender) with a Commitment immediately prior to giving effect to such assignment;

(C) the Swingline Lender; and

(D) each Issuing Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Eligible Assignee that is an Affiliate of any Lender party to this Agreement on the Effective Date or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) with respect to any Lender party to this Agreement on the Effective Date, such amounts shall be aggregated in respect of such Lender and any Affiliate of such Lender that is an Eligible Assignee;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, except that no such processing fee shall be payable in the case of an assignee which is an Affiliate of a Lender; and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate

(which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans and L/C Obligations previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swingline Loans and Letters of Credit in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.5 but shall be subject to the limitations set forth therein); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, each Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

    (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Lender, sell participations to one or more banks or other entities (other than a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

(ii) Notwithstanding anything to the contrary herein, a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent to such greater payments.  Any Participant that is a Foreign Lender shall not be entitled to the benefits of Section 2.16 unless such Participant complies with Section 2.16(e).

(iii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

(f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Lender and without regard to the limitations set forth in Section 10.6(b).  Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage, expense, obligations, penalties, actions, judgments, suits or any kind whatsoever arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g) Notwithstanding anything to the contrary in this Section, none of the Agents, in their capacity as Lenders, will assign without the consent of the Borrower, prior to the Effective Date, any of the Commitments held by them on the date of this Agreement.

10.7 Adjustments; Set off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it hereunder, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender hereunder, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender hereunder, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, including other rights of set-off, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), after any applicable grace period, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, Affiliate or agency thereof to or for the credit or the account of the Borrower; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.8 Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of an original executed counterpart hereof.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without limiting the foregoing provisions of this Section 10.9, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Lender or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.10 Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers.  The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the City of New York, Borough of Manhattan, State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2(a) or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding relating to this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

10.13 Acknowledgments.  The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

10.14 Confidentiality.  Each of the Administrative Agent and each Lender agrees to keep confidential in accordance with such party’s customary practices (and in any event in compliance with applicable law regarding material non-public information) all non-public information provided to it by the Borrower, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section or substantially equivalent provisions, to any actual or prospective Transferee, any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty) or any credit insurance providers, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates (as long as such attorneys, accountants and other professional advisors are subject to confidentiality requirements substantially equivalent to this Section), (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, provided that, in the case of clauses (d), (e) and (f) of this Section 10.14, with the exception of disclosure to bank regulatory authorities, the Borrower (to the extent legally permissible) shall be given prompt prior notice so that it may seek a protective order or other appropriate remedy.

10.15 WAIVERS OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.16 USA Patriot Act.  Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

10.17 Judicial Reference.  If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (i) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (ii) without limiting the generality of Section 10.5, the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

10.18 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Agents, the Arrangers and the Lenders, on the other hand, (B) the

Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any other Person and (B) none of the Agents, Arrangers or Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents, Arrangers or Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby other than a breach of the confidentiality provisions set forth in Section 10.14.

10.19 Amendment and Restatement.

(a) As of the Effective Date (immediately prior to the effectiveness of this Agreement), certain Lenders, as lenders under the Existing Credit Agreement, hold the Commitments under the Existing Credit Agreement as set forth in Schedule 1.1A to the Existing Credit Agreement (the “Original Commitments”).

(b) Simultaneously with the effectiveness of this Agreement on the Effective Date, the parties hereby agree that (i) the Original Commitments shall continue as Commitments hereunder and shall be reallocated to the Lenders on a pro rata basis in accordance with their Commitments and the requisite assignments shall be deemed to be made in such amounts by and between Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by assignment agreements under the Existing Credit Agreement and (ii) the Loans and Letters of Credit outstanding under the Existing Credit Agreement on the Effective Date shall continue hereunder as if such Loans or Letters of Credit were originally made hereunder.  Notwithstanding anything to the contrary in Section 10.6 of the Existing Credit Agreement, no other documents or instruments, including any assignment agreement, shall be executed, and no fees payable to the Administrative Agent, in connection with the assignments herein shall be payable.  On the Effective Date, the Lenders shall make full cash settlement with the Administrative Agent (as the Administrative Agent may direct or approve) with respect to all assignments, reallocations and other changes in Commitments, such that after giving effect to such settlements, each Lender’s pro rata basis in the unpaid balance of Loans and Letters of Credit outstanding shall be in accordance with their Commitments as set forth on Schedule 1.1A.

(c) The Borrower, the Administrative Agent, the Issuing Lenders and the Lenders hereby consent to the foregoing assignments and agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and are hereby amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Credit Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(d) Notwithstanding anything in this amendment and restatement of the Existing Credit Agreement, including anything in this Section 10.19, and in any other Loan Document (as defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Credit Agreement shall continue as Obligations hereunder, (ii) all of the indebtedness, liabilities and obligations owing by any Person under each Existing Loan Document shall continue under the corresponding amended and restated Loan Document and (iii) each of this Agreement and any other Existing Loan Document that is amended and restated in connection with this Agreement is given as a substitution of, and not as a payment of, the indebtedness, liabilities and obligations of the Borrower under such Existing Loan Document, and neither the execution and delivery of such documents nor the consummation of any other transaction contemplated hereunder is, or is intended to constitute, a novation of the Existing Credit Agreement or of any of the other Existing Loan Documents or any obligations thereunder.  From and after the Effective Date, all existing Loans and outstanding Letters of Credit shall continue as Loans and Letters of Credit hereunder.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PG&E CORPORATION

By: /s/ Nicholas M. Bijur
Name: Nicholas M. Bijur
Title: Vice President and Treasurer

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent, an Issuing Lender and as a Lender

By: /s/ Patrick Engel
Name: Patrick Engel
Title: Director

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

CITIBANK, N.A., as Co-Syndication Agent, an Issuing Lender and as a Lender

By: /s/ Amit Vasani
Name: Amit Vasani
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent, an Issuing Lender and as a Lender

By: /s/ Juan Javellana
Name: Juan Javellana
Title: Executive Director

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent, an Issuing Lender and as a Lender

By: /s/ Yann Blindert
Name: Yann Blindert
Title: Director

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By: /s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

BNP PARIBAS,
as a Lender

By: /s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By: /s/ Francis J. Delaney
Name: Francis J. Delaney
Title: Managing Director

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A.,
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By: /s/ Rahul D. Shah
Name: Rahul D. Shah
Title: Authorized Signatory

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By: /s/ Leon Mo
Name: Leon Mo
Title: Authorized Signatory

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

THE BANK OF NEW YORK MELLON,
as a Lender

By: /s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

US BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Holland H. Williams
Name: Holland H. Williams
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

MUFG UNION BANK, N.A.,
as a Lender

By: /s/ Lindsay Minneman
Name: Lindsay Minneman
Title: Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

TD BANK, N.A.,
as a Lender

By: /s/ Betty Chang
Name: Betty Chang
Title: Senior Vice President

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By: /s/ James D. Weinstein
Name: James D. Weinstein
Title: Managing Director

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By: /s/ Robert Casey
Name: Robert Casey Title: Authorized Signatory
By: /s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

-Signature Page- PG&E Corporation Second Amended and Restated Credit Agreement

EXHIBIT A

                   FORM OF
NEW LENDER SUPPLEMENT

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The New Revolving Credit Lender identified on Schedule l hereto (the “New Lender”), the Administrative Agent, the Swingline Lender, the Issuing Lenders and the Borrower agree as follows:

1.           The New Lender hereby irrevocably makes a Commitment to the Borrower in the amount set forth on Schedule 1 hereto (the “New Commitment”) pursuant to Section 2.3(b) of the Credit Agreement.  From and after the Effective Date (as defined below), the New Lender will be a Lender under the Credit Agreement with respect to the New Commitment.

2.           The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.

3.           The New Lender (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Swingline Lender, any Issuing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.           The effective date of this New Lender Supplement shall be the Effective Date of the New Commitment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this New Lender Supplement by each of the New Lender, the Borrower, the Swingline Lender and each Issuing Lender, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.           Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the New Commitment (including payments of principal, interest, fees and other amounts) to the New Lender for amounts which have accrued on and subsequent to the Effective Date.

6.           From and after the Effective Date, the New Lender shall be a party to the Credit Agreement and, to the extent provided in this New Lender Supplement, shall have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof.

7.           This New Lender Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Supplement to be executed as of ________ ___, 201__ by their respective duly authorized officers on Schedule 1 hereto.

[Remainder of page intentionally left blank.  Schedule 1 to follow.]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

Schedule 1
to New Lender Supplement

Name of New Lender:

Effective Date of New Commitment:

Principal Amount of New Commitment:	$

[NAME OF NEW LENDER]	PG&E CORPORATION

By:	By:
Authorized Officer	Title:

CITIBANK, N.A., as an Issuing Lender	BANK OF AMERICA, N.A. as Administrative Agent, Swingline Lender and as an Issuing Lender
By: Authorized Officer	By: Authorized Officer

JPMORGAN CHASE BANK, N.A., as an Issuing Lender	WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender

By: Authorized Officer	By: Authorized Officer

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

EXHIBIT B

FORM OF
COMMITMENT INCREASE SUPPLEMENT

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Lender identified on Schedule l hereto (the “Increasing Lender”), the Administrative
Agent, the Swingline Lender, the Issuing Lenders and the Borrower agree as follows:

1.           The Increasing Lender hereby irrevocably increases its Commitment to the Borrower by the amount set forth on Schedule 1 hereto under the heading “Principal Amount of Increased Commitment” (the “Increased Commitment”) pursuant to Section 2.3(c) of the Credit Agreement.  From and after the Effective Date (as defined below), the Increasing Lender will be a Lender under the Credit Agreement with respect to the Increased Commitment as well as its existing Commitment under the Credit Agreement.

2.           The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement; and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto.
3.           The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered or deemed delivered pursuant to Section 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent, the Swingline Lender, any Issuing Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

4.           The effective date of this Commitment Increase Supplement shall be the Effective Date of the Increased Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Commitment Increase Supplement by each of the Increasing Lender, the Swingline Lender, each Issuing Lender and the Borrower, it will be delivered to the Administrative Agent for acceptance and recording by it pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.           Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, fees and other amounts) to the Increasing Lender for amounts which have accrued on and subsequent to the Effective Date.

6.           This Commitment Increase Supplement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed as of ________ ___, 201__ by their respective duly authorized officers on Schedule 1 hereto.

[Remainder of page intentionally left blank.  Schedule 1 to follow.]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

Schedule 1
to Commitment Increase Supplement

Name of Increasing Lender:

Effective Date of Increased Commitment:

Principal Amount of Increased Commitment	Total Amount of Commitment of Increasing Lender
and as an Issuing Lender

[NAME OF NEW LENDER]	PG&E CORPORATION

By:	By:
Authorized Officer	Title:

CITIBANK, N.A., as an Issuing Lender	BANK OF AMERICA, N.A. as Administrative Agent, Swingline Lender and as an Issuing Lender
By: Authorized Officer	By: Authorized Officer

JPMORGAN CHASE BANK, N.A., as an Issuing Lender	WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender

By: Authorized Officer	By: Authorized Officer

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 6.2 of the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby certifies to the Administrative Agent and the Lenders as follows:

1.           I am the duly elected, qualified and acting [Chief Financial Officer] [Treasurer] [Assistant Treasurer] of the Borrower.

   2.           I have reviewed and am familiar with the contents of this Certificate.

3.           To the knowledge of the undersigned, during the fiscal period covered by the financial statements attached hereto as Attachment 1, no Default or Event of Default has occurred and is continuing [, except as set forth below].

4.           Attached hereto as Attachment 2 are the computations showing compliance with the covenant set forth in Section 7.1 of the Credit Agreement.

[Remainder of page intentionally left blank.  Schedule 1 to follow.]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date set forth below.

PG&E CORPORATION

By:	Name:
Title: Date:  , 201_

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

Attachment 1 to Exhibit C

Financial Statements
Period Ended                                           , 20

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

Attachment 2 to Exhibit C

The information described herein is as of	, 201 . [Set forth Covenant Calculation]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

EXHIBIT D

FORM OF CLOSING CERTIFICATE

This Closing Certificate is delivered pursuant to Section 5.1(d) of the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned Vice President and Treasurer of the Borrower hereby certifies as follows:

1. Wondy S. Lee is a duly elected and qualified Assistant Corporate Secretary of the Borrower and the signature set forth for such officer below is such officer’s true and genuine signature.

2. That the conditions precedent set forth in Section 5.1 of the Credit Agreement have been satisfied as of the Effective Date.

The undersigned Assistant Corporate Secretary of the Borrower hereby certifies as follows:

1. Attached hereto as Annex 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower on February 20, 2008; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the Credit Agreement.

2. Attached hereto as Annex 2 is a true and complete copy of the Bylaws of the Borrower as in effect on the date hereof.

3.           Attached hereto as Annex 3 is a true and complete copy of the Articles of Incorporation of the Borrower as in effect on the date hereof, and such Articles of Incorporation have not been amended, repealed, modified or restated.

4.           The following person is now a duly elected and qualified officer of the Borrower holding the office indicated next to his name below, and that the facsimile signature affixed next to his name below is the facsimile signature of such officer, and such officer is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:

Name                                         Office                                                Signature
Nicholas M. Bijur	Vice President and Treasurer

[Signature Page Follows]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of the date set forth below.

Name: Nicholas M. Bijur                                                                       Name: Wondy S. Lee
Title:   Vice President and Treasurer                                                     Title:           Assistant Corporate Secretary

Date: April 27, 2015

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

ANNEX 1

[Board Resolutions]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

ANNEX 2

[Bylaws of the Company]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

ANNEX 3

[Articles of Incorporation]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions for Assignment and Assumption set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities5) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and

1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

3 Select as appropriate.

4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

5 Include all applicable subfacilities.

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.           Assignor[s]:                      ______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:	______________________________

______________________________
[for each Assignee, indicate [Eligible Assignee] of [identify Lender]]

3.           Borrower(s):                      PG&E Corporation, a California corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.           Credit Agreement:                                $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and the Administrative Agent.

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

6.          Assigned Interest[s]:

Assignor[s]6	Assignee[s]7	Facility Assigned8	Aggregate Amount of Commitments for all Lenders	Amount of Commitment Assigned	Percentage Assigned of Commitment9	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

[ASSIGNOR(S)]	[ASSIGNEE(S)]

By:	By:
Name:	Name:
Title:	Title:

6 List each Assignor, as appropriate.

7 List each Assignee and, if available, its market entity identifier, as appropriate.

8 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment.

9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

[Consented to and] Accepted PG&E CORPORATION10	BANK OF AMERICA, N.A., as [Administrative Agent]11, Swingline Lender and as an Issuing Lender

By: Title:	By: Authorized Officer

CITIBANK, N.A., as an Issuing Lender	JPMORGAN CHASE BANK, N.A., as an Issuing Lender
By: Authorized Officer	By: Authorized Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender
By: Authorized Officer

10 As applicable pursuant to Section 10.6(b).

11 As applicable pursuant to Section 10.6(b).

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.         Representations and Warranties.

1.1.         Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.         Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.6(b)(i) and (ii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(i) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.         Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.  Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.         General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT F

FORM OF LEGAL OPINION OF ORRICK, HERRINGTON & SUTCLIFFE LLP

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT G-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co- syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Notwithstanding the foregoing, where the undersigned is not an individual, the undersigned shall furnish the Borrower and the Administrative Agent with an IRS Form W-8BEN-E together with this certificate even if the undersigned has previously furnished the Borrower and the Administrative Agent with an IRS Form W-8BEN.

[NAME OF LENDER]

By:  _______________________
Name:  ________________________
Title:  ________________________
Date: ________ __, 20[  ]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT G-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Notwithstanding the foregoing, where the undersigned is not an individual, the undersigned shall furnish its participating Lender with an IRS Form W-8BEN-E together with this certificate even if the undersigned has previously furnished such Lender with an IRS Form W-8BEN.

[NAME OF PARTICIPANT]

By:  _______________________
Name:  ________________________
Title:  ________________________
Date: ________ __, 20[  ]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT G-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.    Notwithstanding the foregoing, where any of the undersigned and/or its direct or indirect partners/members is not an individual, the undersigned or the applicable partner(s) or member(s), as the case may be, shall furnish its participating Lender with an IRS Form W-8BEN-E together with this certificate even if the undersigned or the applicable partner(s) or member(s), as the case may be, has previously furnished such Lender with an IRS Form W-8BEN.

[NAME OF PARTICIPANT]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

By:  _______________________
Name:  ________________________
Title:  ________________________
Date: ________ __, 20[  ]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT G-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among PG&E Corporation, a California corporation (the “Borrower”), the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.  Notwithstanding the foregoing, where any of the undersigned and/or its direct or indirect partners/members is not an individual, the undersigned or the applicable partner(s) or member(s), as the case may be, shall furnish the Borrower and the Administrative Agent with an IRS Form W-8BEN-E together with this certificate even if the

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

undersigned or the applicable partner(s) or member(s), as the case may be, has previously furnished the Borrower and the Administrative Agent with an IRS Form W-8BEN.

[NAME OF LENDER]

By:  _______________________
Name:  ________________________
Title:  ________________________
Date: ________ __, 20[  ]

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

EXHIBIT H

FORM OF NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE
REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$__________	New York, New York as of [_________], 201[_]

FOR VALUE RECEIVED, PG&E CORPORATION, a California corporation (the “Borrower”), DOES HEREBY PROMISE TO PAY to [insert name of Lender] (the “Lender”) or its registered assigns at the office of BANK OF AMERICA, N.A., at [________________________], in lawful money of the United States of America in immediately available funds, the principal amount of ____________________ DOLLARS ($__________), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below, whichever is less, on such date or dates as is required by said Credit Agreement, and to pay interest on the unpaid principal amount from time to time outstanding hereunder, in like money, at such office, and at such times and in such amounts as set forth in Section 2.11 of said Credit Agreement.

The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, the Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto.  Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.

The Borrower hereby waives demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate or notice of acceleration), other than notice required pursuant to the Credit Agreement and diligence in collecting and bringing suit against any party hereto.  The nonexercise by the holder of this Note of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

This Note (a) is one of the promissory notes referred to in the $300,000,000 Second Amended and Restated Credit Agreement, dated as of April 27, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders parties thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-syndication agents, Wells Fargo Bank, National Association, as documentation agent, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part and acceleration of the maturity hereof upon the occurrence of certain events, all as provided in the Credit Agreement.  Terms defined in the Credit Agreement are used herein as therein defined.

[This Note is executed in renewal, amendment and restatement of, but not in novation, extinguishment, discharge or satisfaction of the indebtedness evidenced by, that certain Note, dated May 31, 2011, in the original principal amount of [$ insert amount] made by the Borrower and payable to the order of [insert name of Lender] (the “Prior Note”).  All amounts outstanding under the Prior Note as of the date hereof are outstanding under the Credit Agreement and due and payable in accordance with the terms of the Credit Agreement and this Note.]

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

PG&E CORPORATION

By:
Name:
Title:

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

Schedule A

to Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of Base Rate Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

Schedule B

to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

Exhibits
Second Amended and Restated
Credit Agreement
PG&E Corporation
66409508_3

Schedule 1.1A

Commitments

Lender	Commitment ($)
JPMorgan Chase Bank, N.A.	23,240,723.42
Bank of America, N.A.	23,240,723.42
Citibank, N.A.	23,240,723.42
Wells Fargo Bank, National Association	23,240,723.42
Barclays Bank PLC	21,557,167.56
BNP Paribas	21,557,167.56
Goldman Sachs Bank USA	21,557,167.56
Morgan Stanley Bank, N.A.	20,942,342.92
Morgan Stanley Senior Funding, Inc.	614,824.64
Royal Bank of Canada	21,557,167.56
Mizuho Bank, Ltd.	21,557,167.56
The Bank of New York Mellon	14,560,756.15
US Bank, National Association	12,626,668.97
MUFG Union Bank, N.A.	12,626,668.96
TD Bank, N.A.	12,626,668.96
Sumitomo Mitsui Banking Corporation	12,626,668.96
Canadian Imperial Bank of Commerce, New York Branch	12,626,668.96
Total	300,000,000.00

Schedule 1.1A
Second Amended and Restated
Credit Agreement
PG&E Corporation